Morgan Stanley Emerging Markets Domestic Debt Fund,
Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Petroleos Mexicanos 6.500% due
3/13/2027
Purchase/Trade Date:	12/6/2016
Offering Price of Shares: $99.094
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $3,080,000
Percentage of Offering Purchased by Fund: 0.103%
Percentage of Fund's Total Assets: 0.54%
Brokers: BofA Merrill Lynch, Citigroup, J.P. Morgan,
Mizuho Securities, Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Petrobas Global Finance BV
7.375% due 1/17/2027
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $2,164,000
Percentage of Offering Purchased by Fund: 0.108%
Percentage of Fund's Total Assets: 0.37%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.










Securities Purchased:  Petrobas Global Finance BV
6.125% due 1/17/2022
Purchase/Trade Date: 1/9/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $1,586,000
Percentage of Offering Purchased by Fund: 0.079%
Percentage of Fund's Total Assets: 0.27%
Brokers: Bradesco BBI, Citigroup, HSBC, Itau BBA,
Morgan Stanley
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.